UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 19, 2006

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)



       Delaware                        0-26224                   51-0317849
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATION ARRANGEMENT OF CERTAIN OFFICERS.

(e)

PRESIDENT AND CHIEF EXECUTIVE OFFICER BASE SALARY INCREASE AND CASH BONUS GRANT

On December 19, 2006, the Compensation Committee of the Board of Directors of Integra LifeSciences Holdings Corporation (the "Company") (a) increased the annual base salary of Stuart Essig, the Company's President and Chief Executive Officer, from $500,000 to $550,000 and (b) granted a cash bonus of $500,000 to Stuart Essig for 2006. The base salary increase will be effective January 1, 2007.

AMENDMENT TO EMPLOYMENT AGREEMENT

On December 19, 2006, the Company and Stuart M. Essig entered into Amendment 2006-1 (the "Amendment") to the Second Amended and Restated Employment Agreement, dated as of July 27, 2004, (the "Employment Agreement"). The Amendment was approved by the Compensation Committee of the Board of Directors of the Company on December 19, 2006. In general, the Amendment provides Mr. Essig with certain severance benefits in the event his employment with the Company is terminated in connection with a Change in Control (as defined in the Employment Agreement) of the Company. Prior to the Amendment, the Employment Agreement provided Mr. Essig with severance benefits that were not conditioned on the occurrence of a Change in Control.

Specifically, the Amendment provides that, if within the 18 month period following a Change in Control of the Company, (i) the Company fails to extend the Employment Agreement, (ii) Mr. Essig terminates his employment for Good Reason (as defined in the Employment Agreement), or (iii) Mr. Essig's employment is terminated by the Company for a reason other than death, Disability Termination (as defined in the Employment Agreement) or Cause (as defined in the Employment Agreement), the Company will provide to Mr. Essig: (a) a lump sum cash severance payment equal to 2.99x the sum of his base salary and target bonus for the fiscal year of his termination; (b) a lump sum cash payment equal to the pro rata portion of his target bonus for the fiscal year of his termination; (c) payment for all reasonable legal fees and expenses incurred by him as a result of such termination of employment; and (d) payment of obligations accrued as of the date of his employment termination, excluding any bonus accruals. In addition, for the period ending on the later of (x) the end of the term of the Employment Agreement or (y) one year following the date of the termination of Mr. Essig's employment, the Company shall provide Mr. Essig continued participation in the medical, dental, hospitalization and other health care benefits ("Health Benefits") and life insurance programs in which he, his spouse and his eligible dependents were participating immediately prior to his date of termination at the level in effect and upon substantially the s ame terms and conditions as existed immediately prior to his date of termination. If Mr. Essig, his spouse or his eligible dependents cannot continue to participate in such programs, the Company will pay or reimburse the premiums for a health care program that is substantially equivalent to the then-current Health Benefits. Such Health Benefits will terminate on the date Mr. Essig receives equivalent coverage and benefits that do not include a waiting period or pre-existingcondition limitations of a subsequent employer. In addition, upon termination of such coverage by the Company, Mr. Essig will be eligible to elect continuation coverage pursuant to COBRA at his cost for such Health Benefits. The foregoing severance benefits are conditioned on Mr. Essig and the Company executing a mutual release.

In addition, the Amendment provides that if any of the foregoing severance benefits are deemed as deferred compensation subject to the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and, therefore, the payment of such must be delayed for six months to comply with such requirements, the Company will pay interest on such amounts at a rate, per

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annum, equal to the applicable federal short-term rate (compounded monthly) in effect under section 1274(d) of the Code on his date of termination.

The Employment Agreement continues to provide that if a Change in Control occurs, each stock option granted to Mr. Essig under the Employment Agreement will fully vest and remain exercisable through their original expiration date and all of the restricted units granted to Mr. Essig under the Employment Agreement will be distributed to him, subject to certain exceptions set forth in the Employment Agreement. In addition, the Employment Agreement continues to provide that in the event any payment, award, benefit or distribution to Mr. Essig by the Company would be subject to the excise tax imposed by section 4999 of the Code or any corresponding provisions of state or local tax laws as a result of the Change in Control, Mr. Essig will receive an additional payment to put Mr. Essig in the same position as if no excise tax were assessed.

The Amendment also changes the definition of Good Reason under the Employment Agreement to also provide that Mr. Essig may terminate his employment on account of a Good Reason termination and receive the Change in Control severance benefits if following the Change in Control he is not the Chief Executive Officer of the ultimate parent entity which directly or indirectly controls the operation of the business that was conducted by the Company prior to the Change in Control, provided that Mr. Essig must terminate his employment within 18 months following the occurrence of the Change in Control.

Lastly, the Amendment provides that if Mr. Essig's employment is terminated at the end of the applicable term because the Company does not extend the term of the Employment Agreement, unrelated to a Change in Control, each stock option granted to Mr. Essig pursuant to the terms of the Employment Agreement outstanding as of such date will become fully vested and Mr. Essig will have the remainder of the relevant option term to exercise such option.

The foregoing description of the Amendment is qualified in its entirety by reference to the copy of the Amendment which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein. In all other respects not amended, the Employment Agreement remains in full force and effect. The remaining terms of the Employment Agreement are as described in greater detail in the Company's Definitive Proxy Statement on Schedule 14A relating to the Company's 2006 Annual Meeting of Stockholders and filed as Exhibit 10.1 in the Company's Quarterly Report on Form 10-Q for the period ending September 30, 2004.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number   Description of Exhibit
--------------   ---------------------------

10.1 Amendment 2006-1, dated as of December 19, 2006, to the Second Amended and Restated Employment Agreement, between Integra LifeSciences Holdings Corporation and Stuart M. Essig


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

          Date: December 22, 2006 By:      /s/ Stuart M. Essig
                                           -----------------------------
                                           Stuart M. Essig
                                           President and Chief Executive Officer










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                                 Exhibit Index


Exhibit Number   Description of Exhibit
--------------   ---------------------------

10.1 Amendment 2006-1, dated as of December 19, 2006, to the Second Amended and Restated Employment Agreement, between Integra LifeSciences Holdings Corporation and Stuart M. Essig